UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Singlepoint Inc. (the “Company”) is providing its shareholders with an update on its litigation with Pablo Diaz Curiel, Kjelsey Johnson, and Brian Odle (amongst others). On July 9, 2021 the Company and Singlepoint Direct Solar, LLC (“SDS” or “Direct Solar”) served a complaint (the “Company Complaint”) in the United States District Court for the District of Arizona against Pablo Diaz Curiel, Kjelsey Johnson, and Brian Odle alleging, amongst other things, that the aforementioned individuals: (i) Interference with Direct Solar America’s existing and prospective business opportunities; (ii) Made unauthorized use of, claims of ownership, and/or offers for sale under direct Solar America’s commercial identity; (iii) Misappropriated trade secrets of Direct Solar America; (iv) Breach of the Asset Purchase Agreement originally entered into between the Company and Mr. Diaz and Ms. Johnson (Mr. Diaz and Ms. Johnson); and (v) Breach of the Employment Agreement originally entered into between Direct Solar America and Mr. Diaz.

Also on July 9, 2021 the Company was served with a Complaint by Mr. Diaz (and certain other parties) against the Company and certain officers (and former officers) of the Company (the “Diaz Complaint”).  On August 11, 2021, an Order was issued consolidating the Company Complaint and the Diaz Complaint which results in the two legal actions being consolidated into one matter, and requiring Defendants to refile their Complaint as a counterclaim. A Counterclaim was submitted by Pablo Diaz Curiel, Kjelsey Johnson, Elijah Chaffino, Dan Shikiar, Jagusa Holdings, Inc. and Brian Odle against the Company and SDS, Greg Lambrecht, Wil Ralston and Corey Lambrecht.   The Counterclaim includes but is not limited to the following material allegations: (i) violation of Section 10b-5 of the Exchange Act; (ii) Breach of Contract; (iii) Tortious Interference; (iv) Breach of Fiduciary Duty; (v) Unlawful diversion of ownership, earnings and monies; (vi) Intentional Misrepresentations; and (vii) Engaging in a pattern and practice of acquisitions based on false promises. The Counterclaim was filed September 11, 2021.

On September 10, 2021 Solar Integrated Roofing Corporation, USA Solar Network, LLC and David Massey filed a motion to dismiss the claims as it relates to such parties.

On July 14, 2021, the Company filed a First Amended Complaint adding parties Solar Integrated Roofing Corporation, USA Solar Network, LLC, David Massey, Christa Berume and Jessica Hernandez in addition to Pablo Diaz Curiel, Kjelsey Johnson and Brian Odle as defendants.  In the First Amended Complaint, the Company alleges (amongst other things) that the defendants: (i) Misappropriated trade secrets; (ii) Breached the Asset Purchase Agreement (Mr. Diaz and Ms. Johnson); (iii) Breached the Employment Agreement (Mr. Diaz); (iv) Breached the Implied Covenant of Good Faith and Fair Dealing (Mr. Diaz and Ms. Johnson); (v) Breached Fiduciary Duties (Mr. Diaz); (vi) Engaged in Unfair Competition; (vii) Violated the Arizona Uniform Trade Secrets Act; (viii) Intentionally Interfered with Contract/Business Expectancy; (ix) Converted assets of the Company; (x) Were Unjustly Enriched; and (xi) Committed Violations of the Lanham Act. On August 27, 2021, the Company filed a Second Amended Compliant which includes additional causes of action including Copyright Infringement (USA Solar Network, LLC) and Defamation (Mr. Diaz).

The Company contends that the allegations of the Diaz Complaint are without merit and continues to vigorously defend the Company and SDS and will pursue all appropriate legal remedies, including pursuing monetary damages, against the parties that have taken action to harm the Company.   We our committed to grow SDS as we continue building a national platform and footprint in the solar, renewable energy and energy storage industries.  SDS has been and will continue to be a key core asset in the Singlepoint growth strategy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: September 17, 2021	By:	/s/ William Ralston
William Ralston
Chief Executive Officer, President

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